Exhibit 99.1
Fortrea Reports Fourth Quarter and Full-Year 2025 Results; Issues Full-Year 2026 Guidance
Revenue and Adjusted EBITDA results delivered in line with stated full-year targets
Full‑year cost savings exceeded previously communicated targets

Highlights:
•Revenues of $660.5 million for the fourth quarter and $2,723.4 million for the full year
•Fourth-quarter book-to-bill ratio of 1.14x, resulting in 1.02x book-to-bill for the trailing 12 months
•GAAP net loss of $(32.5) million, or $(0.35) per diluted share for the fourth quarter; $(986.2) million, or $(10.81) per diluted share for the full year
•Adjusted EBITDA of $54.0 million for the fourth quarter and $189.9 million for the full year
•Adjusted net income of $9.2 million, or $0.09 per diluted share for the fourth quarter; $40.4 million, or $0.43 per diluted share for the full year

DURHAM, N.C., February 26, 2026 — Fortrea (Nasdaq: FTRE) (the “Company”), a leading global contract research organization (CRO), today reported financial results for the fourth quarter and full year ended December 31, 2025.
“We finished 2025 with solid results for the fourth quarter, as the Fortrea team’s shared commitment to commercial, operational and financial excellence becomes embedded in our way of working,” said Anshul Thakral, CEO of Fortrea. “After a challenging first half of the year, we delivered a second half of strong book-to-bills. I’m proud not only of what we achieved but also how we achieved it. Our large pharma and biotech clients are giving our project teams very positive feedback across the board, as we work to meet and exceed their expectations every day. At the same time, we strengthened our balance sheet through disciplined capital allocation and continued debt paydown. We have continued to deliver and innovate, beginning the new year on strong footing for our journey back to growth and margin expansion.”

All commentary in this press release relates to continuing operations unless otherwise noted.
Fourth Quarter 2025 Financial Results
Revenue for the fourth quarter was $660.5 million, compared to $697.0 million in the fourth quarter of 2024.
Fourth quarter GAAP net loss was $(32.5) million and diluted loss per share was $(0.35) compared to fourth quarter of 2024 GAAP net loss of $(73.9) million and diluted loss per share of $(0.82). Fourth quarter adjusted net income was $9.2 million and diluted income per share was $0.09 compared to fourth quarter of 2024 adjusted net income of $16.6 million and diluted income per share of $0.18. Fourth quarter adjusted EBITDA was $54.0 million, compared to fourth quarter of 2024 adjusted EBITDA of $56.0 million.
Fortrea’s book-to-bill ratio was 1.14x for the fourth quarter of 2025.
Full Year 2025 Financial Results
Revenue for the full year was $2,723.4 million, compared to $2,696.4 million for the full year 2024.

Full year GAAP net loss was $(986.2) million and diluted loss per share was $(10.81), inclusive of a non-cash goodwill impairment charge of $797.9 million recognized in the first half of 2025, which impacted diluted loss per share by $(8.75), compared to 2024 GAAP net loss of $(271.5) million and diluted loss per share of $(3.03). Full year adjusted net income, which excludes the goodwill impairment and other charges, was $40.4 million and diluted income per share was $0.43 compared to 2024 adjusted net income of $30.1 million and diluted income per share of $0.33. Full year adjusted EBITDA was $189.9 million, compared to 2024 adjusted EBITDA of $202.5 million.
The goodwill impairments occurred during the first half of 2025 and primarily resulted from declines in the Company’s share price, as well as a macroeconomic market-driven increase to the discount rate. There were no indicators of impairment in the fourth quarter of 2025.
Fortrea’s trailing twelve-month book-to-bill ratio was 1.02x and backlog as of December 31, 2025, was $7,728.0 million.
The Company’s cash and cash equivalents were $174.6 million, and gross debt was $1,066.3 million as of December 31, 2025. For the full year ended December 31, 2025, operating cash flow was $113.5 million, and free cash flow was $88.3 million.

2026 Financial Guidance
For the full year 2026, the Company targets revenues in the range of $2,550 million to $2,650 million and adjusted EBITDA in the range of $190 million to $220 million.
The guidance assumes foreign currency exchange rates as of December 31, 2025, remain in effect for the forecast period.
The Company’s 2026 financial guidance will be discussed during the Earnings Call at 8:00 am ET on February 26, 2026.
Earnings Call and Replay
Fortrea will host a conference call at 8:00 am ET on February 26, 2026, to review its financial results, provide 2026 financial guidance, and conduct a question-and-answer session. To participate in the earnings call, participants should register online at the Fortrea Investor Relations website. To avoid potential delays, please join at least 10 minutes prior to the start of the call. The conference call can also be accessed through the following earnings webcast link. A replay of the live conference call will be available shortly after the conclusion of the event and accessible on the events and presentations section of the Fortrea website. A supplemental slide presentation will also be available on the Investor Relations website prior to the start of the call.
About Fortrea
Fortrea (Nasdaq: FTRE) is a leading global provider of clinical development solutions to the life sciences industry. We partner with emerging and large biopharmaceutical, biotechnology, medical device and diagnostic companies to drive healthcare innovation that accelerates life changing therapies to patients. Fortrea provides phase I-IV clinical trial management, clinical pharmacology and consulting services. Fortrea’s solutions leverage three decades of experience spanning more than 20 therapeutic areas, a passion for scientific rigor, exceptional insights and a strong investigator site network. Our talented and diverse team working in about 100 countries is scaled to deliver focused and agile solutions to clients globally. Learn more about how Fortrea is streamlining drug development at Fortrea.com and follow us on LinkedIn, X and Bluesky.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, the Company’s 2026 financial guidance. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “guidance,” “expect,” “assume,” “anticipate,” “intend,” “plan,” “forecast,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words that are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from the Company’s expectations due to a number of factors, including, but not limited to, the following: the Company’s dependence on third parties generally to provide services critical to its businesses; the Company’s ability to successfully implement the Company’s business strategies and execute the Company’s long-term value creation strategy; risks and expenses associated with the Company’s international operations, tariff policies, trade sanctions and other trade restrictions and currency fluctuations; the Company’s customer or therapeutic area concentrations; the Company’s adoption and use of technology within its business and the risks that the Company may not be able to capture the anticipated benefits of such technology or that such technology may have negative effects; the outcome and impact of pending or future litigation; any further deterioration in the macroeconomic environment, particularly within the pharmaceutical and biotechnology industry, or further changes in government regulations and funding, which could lead to defaults or cancellations by the Company’s customers; the risk that the Company’s backlog and net new business may not be indicative of the Company’s future revenues and that the Company might not realize all of the anticipated future revenue reflected in the Company’s backlog; the Company’s ability to generate sufficient net new business awards, or if net new business awards are delayed, terminated, reduced in scope, or fail to go to contract; if the Company underprices its contracts, overruns its cost estimates, or fails to receive approval for, or experiences delays in documentation of change orders; and other factors described from time to time in documents that the Company files with the SEC. For a further discussion of the risks relating to the Company’s business, see the “Risk Factors” Section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the Securities and Exchange Commission (the "SEC"), as such factors may be amended or updated from time to time in the Company’s subsequent periodic and other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. Comparisons of results for current and any prior periods are not intended to express any future trends, or indications of future performance, unless expressed as such, and should only be viewed as historical data. All forward-looking statements are made only as of the date of this release and the Company does not undertake any obligation, other than as may be required by law, to update or revise any forward-looking statements to reflect future events or developments.

Note on Non-GAAP Financial Measures
This release includes information based on financial measures that are not recognized under generally accepted accounting principles in the United States ("GAAP"), such as Adjusted EBITDA, Adjusted Net Income, Adjusted Basic and Diluted EPS, and Free Cash Flow. Non-GAAP financial measures are presented only as a supplement to the Company’s financial statements based on GAAP. Non-GAAP financial information is provided to enhance understanding of the Company’s financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP, and non-GAAP measures should not be considered in isolation from, or as a substitute analysis for, the Company’s results of operations as determined in accordance with GAAP.
The Company uses non-GAAP measures in its operational and financial decision making and believes that it is useful to exclude certain items in order to focus on what it regards to be a more meaningful indicator of the underlying operating performance of the business. For example, in calculating Adjusted EBITDA, the Company excludes all the amortization of intangible assets associated with acquired customer relationships and backlog, databases, non-compete agreements and trademarks, trade names and other from non-GAAP expense and income measures as such amounts can be significantly impacted by the timing and size of acquisitions. Although the Company excludes amortization of acquired intangible assets from the Company’s non-GAAP expenses, the Company believes that it is important for investors to understand that revenue generated from such intangibles is included within revenue in determining net income attributable to the Company. As a result, internal management reports feature non-GAAP measures which are also used to prepare strategic plans and annual budgets and review management compensation. The Company also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures.
The non-GAAP financial measures are not presented in accordance with GAAP. Please refer to the schedules attached to this release for relevant definitions and reconciliations of non-GAAP financial measures contained herein to the most directly comparable GAAP measures. The Company’s full-year 2026 guidance measures (other than revenue) are provided on a non-GAAP basis without a reconciliation to the most directly comparable GAAP measure because the Company is unable to predict with a reasonable degree of certainty certain items contained in the GAAP measures without unreasonable efforts. Such items include, but are not limited to, acquisition-related expenses, restructuring and related expenses, goodwill impairment, stock-based compensation and other items not reflective of the Company's ongoing operations.
Non-GAAP measures are frequently used by securities analysts, investors and other interested parties in their evaluation of companies comparable to the Company, many of which present non-GAAP measures when reporting their results. Non-GAAP measures have limitations as an analytical tool. They are not presentations made in accordance with GAAP, are not measures of financial condition or liquidity and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. Non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies. As a result, you should not consider such performance measures in isolation from, or as a substitute analysis for, the Company’s results of operations as determined in accordance with GAAP.
Fortrea Contacts
Tracy Krumme (Investors) – 984-385-6707, tracy.krumme@fortrea.com
Sue Zaranek (Media) – 919-943-5422, media@fortrea.com
Kate Dillon (Media) – 646-818-9115, kdillon@prosek.com

FORTREA HOLDINGS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Revenues	$660.5	$697.0	$2,723.4	$2,696.4
Costs and expenses:
Direct costs, exclusive of depreciation and amortization	529.4	556.1	2,219.6	2,162.2
Selling, general and administrative expenses, exclusive of depreciation and amortization	103.0	148.1	456.4	560.7
Depreciation and amortization	19.3	20.8	78.0	85.3
Goodwill and other asset impairments	—	—	797.9	—
Restructuring and other charges	22.4	27.6	44.1	50.1
Total costs and expenses	674.1	752.6	3,596.0	2,858.3
Operating loss	(13.6)	(55.6)	(872.6)	(161.9)
Other income (expense):
Interest expense	(23.2)	(21.9)	(91.4)	(123.8)
Foreign exchange gain (loss)	1.2	(3.6)	(26.9)	(10.6)
Other, net	—	6.2	7.9	21.3
Loss from continuing operations before income taxes	(35.6)	(74.9)	(983.0)	(275.0)
Income tax (benefit) expense	(3.1)	(1.0)	3.2	(3.5)
Loss from continuing operations	(32.5)	(73.9)	(986.2)	(271.5)
Income (loss) from discontinued operations, net of tax	—	12.7	—	(57.0)
Net loss	$(32.5)	$(61.2)	$(986.2)	$(328.5)

Earnings (loss) per common share
Basic and diluted earnings (loss) per share from continuing operations	$(0.35)	$(0.82)	$(10.81)	$(3.03)
Basic and diluted earnings (loss) per share from discontinued operations	—	0.14	—	(0.64)
Basic and diluted earnings (loss) per share	$(0.35)	$(0.68)	$(10.81)	$(3.67)

FORTREA HOLDINGS INC.
CONSOLIDATED BALANCE SHEETS
(dollars and shares in millions)
(unaudited)

	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$174.6	$118.5
Accounts receivable and unbilled services, net	589.7	659.5
Prepaid expenses and other	132.9	170.2
Total current assets	897.2	948.2
Property, plant and equipment, net	149.5	156.3
Goodwill, net	960.0	1,710.4
Intangible assets, net	622.0	655.7
Deferred income taxes	6.2	5.2
Other assets, net	80.8	103.4
Total assets	$2,715.7	$3,579.2
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$29.7	$138.2
Accrued expenses and other current liabilities	395.8	369.8
Unearned revenue	473.8	353.3
Current portion of long-term debt	4.8	74.8
Short-term operating lease liabilities	9.2	13.4
Total current liabilities	913.3	949.5
Long-term debt, less current portion	1,048.0	1,049.7
Operating lease liabilities	54.0	60.6
Deferred income taxes and other tax liabilities	97.6	121.7
Other liabilities	39.3	35.3
Total liabilities	2,152.2	2,216.8
Commitments and contingent liabilities
Equity:
Common stock, 93.1 and 89.7 shares outstanding at December 31, 2025 and 2024, respectively	0.1	0.1
Additional paid-in capital	2,116.6	2,042.2
Accumulated deficit	(1,383.2)	(397.0)
Accumulated other comprehensive loss	(170.0)	(282.9)
Total equity	563.5	1,362.4
Total liabilities and equity	$2,715.7	$3,579.2

FORTREA HOLDINGS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Years Ended December 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(986.2)	$(328.5)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	78.0	86.9
Stock compensation	74.4	58.4
Credit loss expense	12.0	22.2
Operating lease right-of-use asset expense	11.5	14.0
Operating lease right-of-use asset impairment	1.3	4.8
Goodwill and other asset impairments	797.9	24.0
Deferred income taxes	(32.0)	(24.6)
Unrealized foreign exchange movements	36.4	(19.5)
Loss on sale of business	—	19.6
Write-off of debt issuance costs	1.0	12.2
Other, net	4.5	9.3
Changes in assets and liabilities:
Decrease in accounts receivable and unbilled services, net	70.9	309.9
Decrease (increase) in prepaid expenses and other	32.4	(78.1)
(Decrease) increase in accounts payable	(109.9)	7.2
Increase in deferred revenue	114.8	140.0
Increase in accrued expenses and other	6.5	5.0
Net cash provided by operating activities	113.5	262.8
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(25.2)	(25.5)
Proceeds from sale of business, net	39.6	276.6
Proceeds from sale of assets	—	0.5
Net cash provided by investing activities	14.4	251.6
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit facilities	453.9	826.5
Payments on revolving credit facilities	(453.9)	(826.5)
Debt issuance costs	(0.6)	(0.7)
Principal payments on long-term debt	(75.7)	(482.7)
Payments for taxes related to net share settlement of stock awards	—	(14.4)
Net cash used for financing activities	(76.3)	(497.8)
Effect of exchange rate changes on cash and cash equivalents	4.5	(6.7)
Net change in cash and cash equivalents	56.1	9.9
Cash and cash equivalents at beginning of period	118.5	108.6
Cash and cash equivalents at end of period	$174.6	$118.5
The cash flows related to discontinued operations have not been segregated and are included in the consolidated statements of cash flows.

RECONCILIATION OF NON-GAAP MEASURES
FORTREA HOLDINGS INC.
NET INCOME TO ADJUSTED EBITDA RECONCILIATION
(in millions)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Adjusted EBITDA from continuing operations:
Net loss from continuing operations	$(32.5)	$(73.9)	$(986.2)	$(271.5)
Income tax (benefit) expense	(3.1)	(1.0)	3.2	(3.5)
Interest expense, net	23.2	21.9	91.4	123.8
Foreign exchange (gain) loss	(1.2)	3.6	26.9	10.6
Depreciation and amortization (a)	19.3	20.8	78.0	85.3
Goodwill and other asset impairment	—	—	797.9	—
Restructuring and other charges (b)	25.3	27.9	49.1	51.2
Stock based compensation	14.8	15.3	74.4	57.2
Disposition-related costs (c)	1.1	6.1	10.0	13.4
One-time spin related costs (d)	1.3	32.1	24.7	130.0
Customer matter (e)	—	0.8	—	6.0
Enabling Services Segment costs (f)	—	—	—	7.3
CEO transition related costs	—	—	5.1	—
Other (g)	5.8	2.4	15.4	(7.3)
Adjusted EBITDA from continuing operations	$54.0	$56.0	$189.9	$202.5

(a) Includes amortization of intangible assets acquired as part of business acquisitions.
(b) Restructuring and other charges represent amounts incurred in connection with the elimination of redundant positions to reduce overcapacity, align resources and facilities, and restructure certain operations.
(c) Disposition-related costs are short-term incremental costs to support the transition services agreement associated with the sale of the Enabling Services Segment.
(d) Represents one-time or incremental costs required to implement capabilities to exit the transition services agreement with the Company’s former parent.
(e) As part of working with a customer, the Company agreed to make concessions and provide discounts and other consideration to the customer as part of a multi-party solution. There were no related adjustments in 2025 as the agreed upon amounts had been satisfied.
(f) These adjustments remove the impact of certain Enabling Services costs not included in discontinued operations. The Enabling Services Segment was sold in the second quarter of 2024.
(g) Includes adjustments to estimated contingent consideration on a sale of a facility, income related to services provided under transition services agreements, settlements related to litigation initiated prior to the spinoff of the Company as a standalone company, the yield expense incurred on amounts received under the Company’s Receivables Securitization Program, and amortization of implementation costs deferred in connection with cloud computing arrangements.

FORTREA HOLDINGS INC.
NET INCOME TO ADJUSTED NET INCOME RECONCILIATION
(in millions, except per share data)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Adjusted net income from continuing operations:
Net loss from continuing operations	$(32.5)	$(73.9)	$(986.2)	$(271.5)
Foreign exchange (gain) loss	(1.2)	3.6	26.9	10.6
Amortization (a)	14.4	15.2	58.3	60.8
Goodwill and other asset impairment	—	—	797.9	—
Restructuring and other charges (b)	25.3	27.9	49.1	51.2
Stock based compensation	14.8	15.3	74.4	57.2
Disposition-related costs (c)	1.1	6.1	10.0	13.4
One-time spin-related costs (d)	1.3	32.1	24.7	130.0
Customer matter (e)	—	0.8	—	6.0
Enabling Services Segment costs (f)	—	—	—	7.3
CEO transition related costs	—	—	5.1	—
Other (g)	5.8	2.4	15.4	(7.3)
Income tax impact of adjustments (h)	(19.8)	(12.9)	(35.2)	(27.6)
Adjusted net income from continuing operations	$9.2	$16.6	$40.4	$30.1

Basic shares	92.8	89.7	91.2	89.5
Diluted shares	97.1	90.2	93.3	90.3
Adjusted basic EPS from continuing operations	$0.10	$0.18	$0.44	$0.34
Adjusted diluted EPS from continuing operations	$0.09	$0.18	$0.43	$0.33
(a) Includes amortization of intangible assets acquired as part of business acquisitions.
(b) Restructuring and other charges represent amounts incurred in connection with the elimination of redundant positions to reduce overcapacity, align resources and facilities, and restructure certain operations.
(c) Disposition-related costs are short-term incremental costs to support the transition services agreement associated with the sale of the Enabling Services Segment.
(d) Represents one-time or incremental costs required to implement capabilities to exit the transition services agreement with the Company’s former parent.
(e) As part of working with a customer, the Company agreed to make concessions and provide discounts and other consideration to the customer as part of a multi-party solution. There were no related adjustments in 2025 as the agreed upon amounts had been satisfied.
(f) These adjustments remove the impact of certain Enabling Services costs not included in discontinued operations. The Enabling Services Segment was sold in the second quarter of 2024.
(g) Includes adjustments to estimated contingent consideration on a sale of a facility, income related to services provided under transition services agreements, settlements related to litigation initiated prior to the spinoff of the Company as a standalone company, the yield expense incurred on amounts received under the Company’s

Receivables Securitization Program, and amortization of implementation costs deferred in connection with cloud computing arrangements.
(h) Income tax impact of adjustments represents the amount of additional tax expense that the Company estimates it would record if it used Non-GAAP results instead of GAAP results in the calculation of its provision.

FORTREA HOLDINGS INC.
NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW RECONCILIATION
(in millions)
(unaudited)

Year Ended December 31, 2025
Net cash provided by operating activities	$113.5
Capital expenditures	(25.2)
Free cash flow	$88.3
The cash flows related to discontinued operations have not been segregated and are included in the consolidated statements of cash flows.